Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2021

Fourth Quarter 2021 Highlights:

•
Net income was $165.1 million. Net cash provided by operating activities was $223.5 million.
•
Net income attributable to Hess Midstream LP was $16.9 million, or $0.51 per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $246.6 million, Distributable Cash Flow1 was $215.0 million and Adjusted Free Cash Flow1 was $162.8 million.

2022 Guidance Highlights:

•
2022 net income of $630—$660 million, Adjusted EBITDA of $970—$1,000 million and Distributable Cash Flow of $840—$870 million.
•

2022 capital expenditures expected to be approximately $235 million, focused on expansion of gas compression capacity and gathering system well connects to meet Hess Corporation’s accelerated pace of development in the Bakken.
•

Hess Midstream LP expects to generate Adjusted Free Cash Flow of approximately $615—645 million in 2022, more than sufficient to fully fund targeted distributions. In addition, Hess Midstream LP expects leverage to be approximately 2.6x Adjusted EBITDA on a full-year basis, which is expected to provide capital allocation flexibility in 2022.
•

Completed annual tariff rate redetermination process and established minimum volume commitments (“MVCs”) for 2024. MVCs for 2024 reflect expected organic throughput volume growth across all systems relative to 2022 volume guidance. MVCs for 2023 were generally revised higher, providing visibility of expected volume and revenue growth relative to 2022 MVC levels. Hess Midstream LP expects approximately 95% MVC revenue protection in 2022.
•

Hess Midstream LP is extending its annual distribution per share growth target of 5% through 2024 with expected annual distribution coverage greater than 1.4x.
•

Hess Midstream LP is extending its previously announced expectation of continued growth in Adjusted EBITDA through 2024 and continued Adjusted Free Cash Flow generation sufficient to fully fund growing distributions and provide capital allocation flexibility.

(1) Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

HOUSTON, January 26, 2021—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported fourth quarter 2021 net income of $165.1 million compared with net income of $132.3 million for the fourth quarter of 2020. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $16.9 million, or $0.51 per Class A share. Hess Midstream generated Adjusted EBITDA of $246.6 million. Distributable Cash Flow (“DCF”) for the fourth quarter of 2021 was $215.0 million and Adjusted Free Cash Flow was $162.8 million.

“In 2021, we continued to make significant progress on enhancing our gas capture capability through the execution of the Tioga Gas Plant turnaround, tie-in of the 150 MMcf/d plant expansion, and build-out of our gas gathering and compression capacity. These projects drive sustained and visible throughput growth, which is reflected in the guidance we issued earlier this week," said John Gatling, President and Chief Operating Officer of Hess Midstream. "As we enter 2022, we remain focused on delivering safe and reliable operating performance, project execution, and strong financial results, which provide the potential for continued growth and additional return of capital to our shareholders.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the "Sponsors"). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

Financial Results

Revenues and other income in the fourth quarter of 2021 were $316.3 million compared with $266.5 million in the prior-year quarter. Fourth quarter 2021 revenues included $21.3 million of pass-through electricity, produced water trucking and disposal costs, rail transportation and certain other fees and $23.3 million of shortfall fee payments related to MVCs compared with $22.0 million and $6.8 million, respectively, in the prior-year quarter. Fourth quarter 2021 revenues and other income were up $49.8 million compared to the prior-year quarter primarily due to higher MVC levels and tariff rates. Total costs and expenses in the fourth quarter of 2021 were $116.4 million, up from $111.8 million in the prior-year quarter. The increase was primarily attributable to the depreciation expense for additional assets placed in service.

Net income for the fourth quarter of 2021 was $165.1 million, or $0.51 per Class A share, after deduction for noncontrolling interests. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of our organizational structure. Net cash provided by operating activities for the fourth quarter of 2021 was $223.5 million.

Adjusted EBITDA for the fourth quarter of 2021 was $246.6 million. Relative to distributions, DCF for the fourth quarter of 2021 of $215.0 million resulted in an approximately 1.6x distribution coverage ratio. Adjusted Free Cash Flow for the fourth quarter of 2021 was $162.8 million.

At 2021 year-end, debt was approximately $2.6 billion, 2021 full year net income was approximately $617.8 million and full year Adjusted EBITDA was approximately $908.5 million, representing leverage of approximately 2.9x.

Operational Highlights

Throughput volumes increased 4% for gas gathering and gas processing in the fourth quarter of 2021 compared with the fourth quarter of 2020 driven by higher gas capture. Throughput volumes decreased 18% for crude oil gathering, 14% for crude oil terminaling and 11% for water gathering in the fourth quarter of 2021 compared with the fourth quarter of 2020 due to reduced drilling activity. The impact of the reduction in physical volumes in the fourth quarter of 2021 compared to the fourth quarter of 2020 was offset by MVC shortfall fee payments and higher tariff rates.

Capital Expenditures

Capital expenditures for the fourth quarter of 2021 totaled $54.4 million, including $52.2 million of expansion capital expenditures and $2.2 million of maintenance capital expenditures, and were primarily attributable to continued expansion of our gas compression capacity. Capital expenditures in the prior-year quarter were $50.8 million, including $50.2 million of expansion capital expenditures and $0.6 million of maintenance capital expenditures, and were primarily attributable to construction and fabrication activities for the Tioga Gas Plant expansion.

Quarterly Cash Distributions

On January 24, 2022, our general partner’s board of directors declared a quarterly cash distribution of $0.5167 per Class A share for the fourth quarter of 2021, an increase of 1.2% over the distribution for the prior quarter consistent with Hess Midstream’s targeted 5% growth in annual distributions per Class A share. The distribution is expected to be paid on February 14, 2022 to shareholders of record as of the close of business on February 3, 2022.

Investor Webcast

Hess Midstream will review fourth quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 5556718. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash, non‑recurring items, if applicable. “Distributable Cash Flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. We define “Adjusted Free Cash Flow” as DCF less expansion capital expenditures and ongoing contributions to equity investments. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, DCF and Adjusted Free Cash Flow to reported net income (GAAP) and net cash provided by operating activities (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Fourth Quarter
	(unaudited)
	2021		2020

(in millions, except ratio and per-share data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$165.1		$132.3
Plus:
Depreciation expense	43.5		40.0
Proportional share of equity affiliates' depreciation	1.2		1.3
Interest expense, net	31.4		23.4
Income tax expense (benefit)	5.4		2.1
Adjusted EBITDA	246.6		199.1
Less:
Interest, net(1)	29.4		21.7
Maintenance capital expenditures	2.2		0.6
Distributable cash flow	$215.0		$176.8

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$223.5		$174.5
Changes in assets and liabilities	(6.4)		1.4
Amortization of deferred financing costs	(2.0)		(1.4)
Proportional share of equity affiliates' depreciation	1.2		1.3
Interest expense, net	31.4		23.4
Earnings from equity investments	2.0		3.1
Distribution from equity investments	(2.8)		(2.9)
Other	(0.3)		(0.3)
Adjusted EBITDA	$246.6		$199.1
Less:
Interest, net(1)	29.4		21.7
Maintenance capital expenditures	2.2		0.6
Distributable cash flow	$215.0		$176.8
Less:
Expansion capital expenditures	52.2		50.2
Adjusted free cash flow	$162.8		$126.6
Distributed cash flow	130.9		127.2
Distribution coverage ratio	1.6	x	1.4	x
Distribution per Class A share	$0.5167		$0.4417

(1) Excludes amortization of deferred financing costs.

	Year Ended December 31,
	2021	2020
	(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$617.8	$484.9
Plus:
Depreciation expense	165.6	156.9
Proportional share of equity affiliates' depreciation	5.1	5.1
Interest expense, net	105.4	94.7
Income tax expense (benefit)	14.6	7.3
Loss (gain) on sale of property, plant and equipment	-	(0.1)
Adjusted EBITDA	908.5	748.8

Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$795.5	$641.7
Changes in assets and liabilities	18.0	14.3
Amortization of deferred financing costs	(7.3)	(6.5)
Proportional share of equity affiliates' depreciation	5.1	5.1
Interest expense, net	105.4	94.7
Earnings from equity investments	10.6	10.3
Distribution from equity investments	(17.4)	(9.7)
Other	(1.4)	(1.1)
Adjusted EBITDA	$908.5	$748.8

Guidance
Year Ending
December 31, 2022
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net income:
Net income	$630 – 660
Plus:
Depreciation expense*	190
Interest expense, net	130
Income tax expense	20
Adjusted EBITDA	$970 – 1,000
Less:
Interest, net, and maintenance capital expenditures	130
Distributable cash flow	$840 – 870
Less:
Expansion capital expenditures	225
Adjusted free cash flow	$615 – 645
*Includes proportional share of equity affiliates' depreciation

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the direct and indirect effects of the COVID-19 global pandemic and other public health developments on our business and those of our business partners, suppliers and customers, including Hess; the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Hess in excess of our MVCs and relative to Hess' nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs, including as a result of the COVID-19 global pandemic; changes in global economic conditions and the effects of a global economic downturn on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2021	2020	2021
Statement of operations
Revenues
Affiliate services	$316.3	$266.5	$303.9
Total revenues	316.3	266.5	303.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	66.8	66.6	98.1
Depreciation expense	43.5	40.0	41.5
General and administrative expenses	6.1	5.2	5.1
Total costs and expenses	116.4	111.8	144.7
Income from operations	199.9	154.7	159.2
Income from equity investments	2.0	3.1	3.0
Interest expense, net	31.4	23.4	28.0
Income before income tax expense (benefit)	170.5	134.4	134.2
Income tax expense (benefit)	5.4	2.1	3.1
Net income	$165.1	$132.3	$131.1
Less: Net income attributable to noncontrolling interest	148.2	125.7	121.2
Net income attributable to Hess Midstream LP	$16.9	$6.6	$9.9

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.51	$0.36	$0.39
Diluted	$0.51	$0.36	$0.38
Weighted average Class A shares outstanding
Basic	33.0	18.0	25.0
Diluted	33.1	18.2	25.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2021	2020
Statement of operations
Revenues
Affiliate services	$1,203.8	$1,091.6
Other income	-	0.3
Total revenues	1,203.8	1,091.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	288.3	337.4
Depreciation expense	165.6	156.9
General and administrative expenses	22.7	21.1
Total costs and expenses	476.6	515.4
Income from operations	727.2	576.5
Income from equity investments	10.6	10.3
Interest expense, net	105.4	94.7
Gain on sale of property, plant and equipment	-	0.1
Income before income tax expense (benefit)	632.4	492.2
Income tax expense (benefit)	14.6	7.3
Net income	$617.8	$484.9
Less: Net income attributable to noncontrolling interest	571.4	460.9
Net income attributable to Hess Midstream LP	$46.4	$24.0

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$1.81	$1.33
Diluted:	$1.76	$1.31
Weighted average Class A shares outstanding
Basic	25.6	18.0
Diluted	25.7	18.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2021
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$166.0	$115.8	$34.5	$-	$316.3
Total revenues	166.0	115.8	34.5	-	316.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	37.2	26.0	3.6	-	66.8
Depreciation expense	25.5	14.0	4.0	-	43.5
General and administrative expenses	2.2	1.5	0.2	2.2	6.1
Total costs and expenses	64.9	41.5	7.8	2.2	116.4
Income (loss) from operations	101.1	74.3	26.7	(2.2)	199.9
Income from equity investments	-	2.0	-	-	2.0
Interest expense, net	-	-	-	31.4	31.4
Income before income tax expense (benefit)	101.1	76.3	26.7	(33.6)	170.5
Income tax expense (benefit)	-	-	-	5.4	5.4
Net income (loss)	101.1	76.3	26.7	(39.0)	165.1
Less: Net income (loss) attributable to noncontrolling interest	88.0	66.4	23.1	(29.3)	148.2
Net income (loss) attributable to Hess Midstream LP	$13.1	$9.9	$3.6	$(9.7)	$16.9

	Fourth Quarter 2020
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$141.0	$96.6	$28.9	$-	$266.5
Total revenues	141.0	96.6	28.9	-	266.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	33.4	27.3	5.9	-	66.6
Depreciation expense	24.8	11.2	4.0	-	40.0
General and administrative expenses	2.1	1.7	0.1	1.3	5.2
Total costs and expenses	60.3	40.2	10.0	1.3	111.8
Income (loss) from operations	80.7	56.4	18.9	(1.3)	154.7
Income from equity investments	-	3.1	-	-	3.1
Interest expense, net	-	-	-	23.4	23.4
Income before income tax expense (benefit)	80.7	59.5	18.9	(24.7)	134.4
Income tax expense (benefit)	-	-	-	2.1	2.1
Net income (loss)	80.7	59.5	18.9	(26.8)	132.3
Less: Net income (loss) attributable to noncontrolling interest	75.4	55.8	17.6	(23.1)	125.7
Net income (loss) attributable to Hess Midstream LP	$5.3	$3.7	$1.3	$(3.7)	$6.6

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2021
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$157.3	$111.1	$35.5	$-	$303.9
Total revenues	157.3	111.1	35.5	-	303.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	38.1	55.7	4.3	-	98.1
Depreciation expense	25.4	12.0	4.1	-	41.5
General and administrative expenses	2.1	1.4	0.2	1.4	5.1
Total costs and expenses	65.6	69.1	8.6	1.4	144.7
Income (loss) from operations	91.7	42.0	26.9	(1.4)	159.2
Income from equity investments	-	3.0	-	-	3.0
Interest expense, net	-	-	-	28.0	28.0
Income before income tax expense (benefit)	91.7	45.0	26.9	(29.4)	134.2
Income tax expense (benefit)	-	-	-	3.1	3.1
Net income (loss)	91.7	45.0	26.9	(32.5)	131.1
Less: Net income (loss) attributable to noncontrolling interest	83.0	40.5	24.4	(26.7)	121.2
Net income (loss) attributable to Hess Midstream LP	$8.7	$4.5	$2.5	$(5.8)	$9.9

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2021	2020	2021

Throughput volumes
Gas gathering - Mcf of natural gas per day	345	333	309
Crude oil gathering - bopd	106	130	106
Gas processing - Mcf of natural gas per day	330	317	285
Crude terminals - bopd	113	132	111
NGL loading - blpd	14	15	8
Water gathering - blpd	72	81	75

		Year Ended December 31,
		2021	2020
Throughput volumes
Gas gathering - Mcf of natural gas per day		324	323
Crude oil gathering - bopd		110	140
Gas processing - Mcf of natural gas per day		305	306
Crude terminals - bopd		116	145
NGL loading - blpd		13	14
Water gathering - blpd		73	70